Exhibit 10.11
AMENDMENT NUMBER TWO TO THE
LOWE’S COMPANIES
BENEFIT RESTORATION PLAN

THIS AMENDMENT NUMBER TWO to the Lowe’s Companies Benefit Restoration Plan, as amended and restated effective January 1, 2008 (the “Plan”), is hereby adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:
WHEREAS, the Company desires to simplify the Plan’s administrative processes and amend certain Plan provisions to reflect clearly the Plan’s operations,

        NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2010 unless otherwise indicated as follows:

    1.           The following shall be added to the end of the definition of “Compensation” in Section 2:

“Compensation does not include Compensation paid for the pay period during which a Participant separates from service unless the Participant was in service for ten business days during such pay period.”

2.           Effective as of January 1, 2011, Section 5(a)(1)(B) shall be amended to remove the parenthetical which currently reads, “without regard to any ‘catch up’ deferrals elected to be made to the 401(k) Plan.”

3.           The following shall be added to the end of Section 5(a):

“For purposes of this Section, Compensation paid for a payroll period that begins in one Plan Year and ends in a later Plan Year shall be deemed to be Compensation for the Plan Year in which such payroll period starts.”

4.           The following shall be added to the end of Section 6(a):

“Notwithstanding the foregoing, for any payroll period in which an Employee Deferral is allocated to a Participant’s Account in accordance with Section 5(a) of the Plan and the Participant also makes a Salary Deferral Contribution under the 401(k) Plan, the Company Matching Contribution for such payroll period shall be determined for both plans in the aggregate in accordance with Section 4(c) of the 401(k) Plan based on the total Salary Deferral Contributions made to the 401(k) Plan plus the Employee Deferrals made to the Plan.  The Company Matching Contribution so determined for such payroll period shall be allocated to the Participant’s accounts in the Plan and in the BRP pro rata based on the portion of the total Salary Deferral Contributions and Employee Deferrals made to each plan.”

IN WITNESS HEREOF, this Amendment Number Two has been executed on the date shown below, but effective as of the dates specified herein.

LOWE’S COMPANIES, INC.

/s/  Maureen K. Ausura
By:      Maureen K. Ausura
Title:      Senior Vice President, Human Resources
Date:       January 27, 2011